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                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of
                 the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): February 6, 1998
                                                  ----------------

                     North American Scientific, Inc.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




        Delaware                      0-26670                 51-0366422
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(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File number)            Identification No.)



7435 Greenbush Avenue, North Hollywood, CA                    91605
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (818) 503-9201
                                                    ---------------


          -----------------------------------------------------------
          Former name or former address, if changed since last report


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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

    On February 6, 1998, the Company entered into agreements with PracSys Corp., a privately held Massachusetts corporation ("PracSys"), pursuant to which (i) PracSys will manufacture and sell to the Company two particle accelerators (the "Systems") to be used in the production of certain isotopes, which will be utilized by the Company in connection with its new brachytherapy product line, and (ii) PracSys will operate the Systems to produce required isotopes for an initial 2-year period. The agreements call for total payments to PracSys of approximately $2.7 million, which payments are required to be made upon the achievement of certain milestones set forth therein. Such payments are expected to be made from available cash. In addition, PracSys will receive a service fee and also will be entitled to a "royalty" on the Company's sales of products which incorporate isotopes produced using the Systems.

    The Company and PracSys have also entered into an Exclusivity and Purchase Agreement pursuant to which the Company has been granted certain exclusivity rights with regard to the PracSys technology. Pursuant to the Exclusivity Agreement, PracSys also issued to the Company an aggregate of 140,150 shares of PracSys Common Stock, which is equal to approximately 5% of PracSys total outstanding shares on a fully-diluted basis. In addition, PracSys granted the Company a pre-emptive right in the event of certain pre-initial public offering private financings and a three-year warrant to purchase PracSys Common Stock equal to 5% of the number of shares of Common Stock issued in an initial public offering.

    Irwin J. Gruverman, a director and significant stockholder of both the Company and PracSys was instrumental in introducing the parties but was not involved in the negotiation or approval of the agreements. The agreements were negotiated between the parties on an arms-length basis. Copies of the Purchase Contract, Service Contract and Exclusivity Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

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                              INDEX



Exhibit
Number       Description of Document
--------     -----------------------

10.1 Purchase Contract dated February 6, 1998, between North American Scientific, Inc. and PracSys Corp.

10.2 Service Contract dated February 6, 1998, between North American Scientific, Inc. and PracSys Corp.

10.3 Exclusivity and Purchase Contract dated as of December 31, 1997, as amended February 6, 1998, between North
             American Scientific, Inc. and PracSys Corp.


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                                  SIGNATURE
                                  ---------


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: February 12, 1998        NORTH AMERICAN SCIENTIFIC, INC.
                                (Registrant)

                                By: /s/ L. Michael Cutrer
                                    ------------------------------------------

                                    Name: L. Michael Cutrer
                                    Title: President Chief Executive Officer
                                           (Principal Executive, Financial and
                                           Accounting Officer)